EXHIBIT 99


FOR IMMEDIATE RELEASE:                                                      NEWS
----------------------
May 8, 2003                                                  Amex  - NGS, NGS.WS

                NATURAL GAS SERVICES GROUP REPORTS FIRST QUARTER
                                FINANCIAL RESULTS

         First Quarter Revenue from Core Leasing Business Advances 40%, Gross Margin Improves to 52% from 38% in First Quarter Last Year

MIDLAND, Texas -- Natural Gas Services Group, Inc. (NGSG) (Amex: NGS, NGS.WS), a provider of equipment and services to the natural gas and oil industry, today announced financial results for the first quarter ended March 31, 2003.

Total first quarter revenue was $2,343,745 versus $2,690,396 in 2002. Revenue from the Company's core leasing business increased to $1,401,163 versus $999,517 in the same quarter of 2002, while equipment sales declined to $565,272 from $1,349,017 a year ago. First quarter service revenue increased to $377,310 from $341,862.

Wayne Vinson, president and CEO, said, "The 40% increase in first quarter leasing revenue is consistent with the growth trends we are seeing in this segment of our business, and also reflects our determined efforts to expand our core leasing programs. As we reported in the fourth quarter, equipment sales, which can fluctuate considerably from quarter to quarter, have been impacted by the slowdown in the economy and by reductions in capital spending. Fortunately, current economic conditions are fueling increased demand for rental equipment, as is evident by the high utilization rate of our lease fleet."

On the strength of the gross margins generated by NGSG's leasing business, total first quarter gross margins increased to 52% from 38% in the first quarter last year. First quarter EBITDA (see discussion of EBITDA at the end of this release) increased 3% to $717,788 versus $696,503 in the same period a year ago, while net income available to common shareholders increased 67% to $86,873, or .02 cents per diluted share, from $51,991, or .01 cent per diluted share, in 2002.

NGSG's lease fleet grew by 13% during the first quarter. This growth was driven in part by the January 1, 2003, acquisition of 28 compressor packages from Hy-Bon Engineering Company, as well as internal production. The Company ended the quarter with 347 compressor packages in its rental fleet, up from 308 units at end of fiscal 2002.

Cash used in operating activities during the first quarter increased to $133,361 compared with $77,807 used in operating activities during the first quarter of last year.

NGSG manufactures, fabricates, sells, leases and services natural gas compressors that enhance the production of oil and gas wells. The Company also manufactures and sells flare systems and flare ignition systems for plant and production facilities. For more information on NGSG, please visit the Company's website at www.ngsgi.com.

                                                             Continued on Page 2

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause NGSG's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the loss of market share through competition or otherwise; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for NGSG's products and services; and new governmental safety, health and environmental regulations which could require NGSG to make significant capital expenditures. The forward-looking statements included in this press release are only made as of the date of this press release, and NGSG undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.



Natural Gas Services Group, Inc.
Consolidated Income Statement (unaudited)
                                                   Three months ended March 31,
                                                   ----------------------------
                                                       2003             2002
                                                   -----------      -----------
Revenue:
   Sales                                           $   565,272      $ 1,349,017
   Service and maintenance income                      377,310          341,862
   Leasing income                                    1,401,163          999,517
                                                   -----------      -----------
                                                     2,343,745        2,690,396
Costs of revenue:
   Cost of sales                                       433,173        1,065,152
   Cost of service and maintenance                     335,301          333,148
   Cost of leasing                                     360,917          282,535
                                                   -----------      -----------
                                                     1,129,391        1,680,835
                                                   -----------      -----------
Gross margin                                         1,214,354        1,009,561
Operating Costs:
   Selling expense                                     138,947          124,667
   General and administrative expense                  380,166          273,541
   Amortization and depreciation                       361,966          254,404
                                                   -----------      -----------
                                                       881,079          652,612
                                                   -----------      -----------
Operating income                                       333,275          356,949

   Interest expense                                   (154,083)        (257,360)
   Equity in earnings of joint venture                    --             83,452
   Other income                                         22,547            1,698
                                                   -----------      -----------
Income before income taxes                             201,739          184,739
   Provision for income tax                             83,856           88,563
                                                   -----------      -----------
Net income                                             117,883           96,176
   Preferred dividends                                  31,010           44,185
                                                   -----------      -----------
Net income available to common shareholders        $    86,873      $    51,991
                                                   ===========      ===========

                  Earnings per share:
                  Basic                            $      0.02      $      0.02
                  Diluted                          $      0.02      $      0.01
                  Weighted average share:
                  Basic                              4,857,632        3,357,632
                  Diluted                            5,059,456        3,798,176



                                                             Continued on Page 3

                                                                     Page 3 of 4
Natural Gas Services, Inc.
Consolidated Balance Sheet (unaudited)
                                                                      March 31,
                                                                         2003
                                     ASSETS                          -----------
Current assets:
   Cash and cash equivalents                                         $ 1,611,244
   Accounts receivable- trade                                            981,398
   Lease receivable- net                                                 100,143
   Inventory                                                           2,204,467
   Prepaid expenses                                                       45,038
                                                                     -----------
     Total current assets                                              4,942,290

   Property plant and equipment, net                                  18,443,470
   Goodwill, net                                                       2,589,655
   Patents, net                                                          134,555
   Lease receivable net                                                   87,198
   Other assets                                                          113,423
                                                                     -----------
     Total assets                                                    $26,310,591
                                                                     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long term debt and capital lease               $ 2,224,133
   Accounts payable                                                      848,809
   Unearned income                                                       423,946
                                                                     -----------
     Total current liabilities                                         3,496,888

   Long term portion, less current portion and capital lease           7,110,375
   Subordinated notes, net                                             1,360,626
   Deferred income tax payable                                         1,254,856
                                                                     -----------
     Total liabilities                                                13,222,745

                                   SHAREHOLDERS' EQUITY
   Preferred stock                                                         3,817
   Common stock                                                           48,576
   Paid in capital                                                    10,968,733
   Retained earnings                                                   2,066,720
                                                                     -----------
     Shareholders' equity                                             13,087,846
                                                                     -----------
     Total liabilities and shareholders' equity                      $26,310,591
                                                                     ===========

                                                             Continued on Page 4


                                                                     Page 4 of 4
Natural Gas Services, Inc.

         "EBITDA"   reflects  net  income  or  loss  before   interest,   taxes,
         depreciation and amortization. EBITDA is a measure used by analysts and investors as an indicator of operating  cash flow since it excludes the impact of  movements in working  capital  items,  non-cash  charges and financing costs. Therefore,  EBITDA gives an investor information as to the cash generated from the operations of a business.  However,  EBITDA is not a measure of financial  performance under accounting  principles generally accepted in the United States of America ("GAAP"), and should not  be  considered  a  substitute  for  other  financial  measures  of performance.  EBITDA as  calculated  by NGSG may not be  comparable  to
         EBITDA  as  calculated  and  reported  by  other  companies.  The  most comparable GAAP measure to EBITDA is net income.  The reconciliation of
         EBITDA to net income is as follows:


                                                                        Three months ended March 31,
                                                                            2003            2002
                                                                        ------------    ------------
               EBITDA                                                   $    717,788    $    696,503
                   Adjustments to reconcile EBITDA to net income:
                        Amortization and depreciation                       (361,966)       (254,404)
                        Interest expense                                    (154,083)       (257,360)
                        Provision for income tax                             (83,856)        (88,563)
                                                                        ------------    ------------
               Net income                                               $    117,883    $     96,176
                                                                        ============    ============

                                       ###

                                    CONTACTS:
Natural Gas Services Group, Inc.            Pfeiffer High Public Relations, Inc.
Wayne Vinson or Wallace Sparkman                                      Geoff High
915-563-3974                                                        303-393-7044